UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): July 30, 2025
Klaviyo, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-41806 (Commission File Number)	46-0989964 (IRS Employer Identification Number)
125 Summer Street, 6th Floor, Boston, MA		02110
(Address of Principal Executive Offices)		(Zip Code)

(617) 213-1788
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Series A common stock, par value $0.001 per share	KVYO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2025, Klaviyo, Inc. (the “Company”) announced that Steve Rowland informed the Company on July 30, 2025 of his intention to retire from his position as President effective as of December 31, 2025 upon mutual agreement with the Company. The Company's Board of Directors thanks Mr. Rowland for his contributions to the Company.

To assist with an orderly transition, on August 4, 2025, the Company and Mr. Rowland entered into a Transition and Separation Agreement (the “Separation Agreement”), pursuant to which the Company and Mr. Rowland agreed that he would remain an employee of the Company in a transitional role through December 31, 2025, unless his employment ends on an earlier date in accordance with the Separation Agreement. The last date of Mr. Rowland's employment is the "Separation Date" and the period between August 4, 2025 and the Separation Date is the “Transition Period." During the Transition Period, Mr. Rowland will (i) continue to receive his regular base salary, less applicable withholdings and taxes, (ii) be entitled to the continued vesting of all outstanding equity awards, and (iii) continue to participate in the Company’s benefit plans.

Assuming the fulfillment of all obligations during the Transition Period and the execution and non-revocation of the Separation Agreement (including the certificate included therein following the Transition Period), following the Separation Date Mr. Rowland will be entitled to receive (i) a cash severance payment equal to (a) 12 months of his current base salary plus (b) 100% of his target bonus for fiscal year 2025, less applicable withholdings and taxes, and (ii) payment or reimbursement of COBRA premiums through the earlier of (a) the one year anniversary of the Separation Date, or (b) the date Mr. Rowland becomes eligible for group medical plan benefits under any other employer’s group medical plan. The Separation Agreement incorporates customary non-disclosure, non-solicitation and non-disparagement obligations.

If Mr. Rowland complies with all the conditions of the Separation Agreement, following the Transition Period, Mr. Rowland will provide consulting services as an independent contractor to the Company until March 31, 2026 (the “Consulting Period”). Mr. Rowland will not receive any consulting fees or other cash compensation in connection with providing the consulting services; continued vesting in his equity awards with respect to any vesting dates occurring during the Consulting Period (and pro-rated vesting for the portion of any vesting period through the end of the Consulting Period) will constitute the sole compensation for such consulting services.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Separation Agreement, dated August 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of August, 2025.

KLAVIYO, INC.

By:	/s/ Amanda Whalen
Name:	Amanda Whalen
Title:	Chief Financial Officer